QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.26

Execution Copy

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (as from time to time amended, modified, restated, supplemented and in effect, this "Security Agreement") is entered into as of February 22, 2005 by Fischer Imaging Corporation, a Delaware corporation (the "Company"), to and in favor of ComVest Investment Partners II LLC, a Delaware limited liability company (the "Secured Party"), as contemplated in the Note and Warrant Purchase Agreement (the "Purchase Agreement") between the Company and the Secured Party dated of even date herewith.

RECITALS:

        A.    Pursuant to the Purchase Agreement, the Company is issuing to the Secured Party a Senior Secured Promissory Note dated of even date herewith in the principal amount of $5,000,000 and may hereafter issue additional senior secured promissory notes in an aggregate principal amount of up to $5,000,000 (collectively, the "Notes"). The purchase and sale of the Notes is governed by the Purchase Agreement. Capitalized terms used herein without definition shall be defined in the manner set forth in the Purchase Agreement.

        B.    In order to induce the Secured Party to accept the Notes in accordance with the Purchase Agreement, and in consideration therefor, the Company has agreed to grant to the Secured Party a perfected lien on and security interest in all of the Company's assets and properties, wherever located, and whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Security Agreement, in order to secure the due and punctual payment of (i) the principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including but not limited to fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including, without limitation, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Company under the Notes or this Security Agreement (collectively, the "Obligations").

        C.    It is a condition precedent to the purchase and acceptance of the Notes by the Secured Party that the Company executes and delivers this Security Agreement.

        NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

ARTICLE 1
SECURITY INTEREST

        1.1    Grant of Security Interest.    As security for the Obligations, the Company hereby assigns, pledges and grants a continuing and unconditional security interest to the Secured Party, its successors and assigns, in and to all of the personal property of the Company, wherever located, and whether now owned or hereafter acquired, including:

          (a)   all equipment (including all "Equipment" as such term is defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code")), machinery, vehicles, fixtures, improvements, supplies, furniture, and other fixed assets, all as now owned or hereafter acquired by the Company or in which the Company has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto (all of the property described in this clause (a) being hereinafter collectively referred to as "Equipment");

          (b)   all goods (including all "Goods" as defined in Section 9-102(a)(44) of the Code) and all inventory (including all "Inventory" as defined in Section 9-102(a)(48) of the Code) of the Company, now owned or hereafter acquired by the Company or in which the Company has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as "Inventory");

          (c)   all present and future accounts in which the Company has or hereafter acquires any interest (including all "Accounts" as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due the Company on account of goods sold or leased or services rendered, claims and instruments (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper (whether in tangible, electronic or other form), and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as "Accounts");

          (d)   all investment property now owned or hereafter acquired by the Company (including all "Investment Property" as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts, and all dividends and distributions paid or payable thereon; provided, however, that with respect to securities constituting capital stock or other equity interests in entities whose jurisdiction of formation is other than the United States of America or any state thereof, the Collateral shall not include more than 65% of the outstanding equity securities of any class of any such issuers;

          (e)   all general intangibles now owned or hereafter acquired by the Company or in which the Company has or hereafter acquires any interest (including all "General Intangibles" as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all "Payment Intangibles" as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), registrations, franchises, corporate or other business records, systems, designs, software, manuals, procedures, drawings, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how and trade-secrets of the Company, and all Owned Intellectual Property, trade-names, copyrights, patents, trademarks (including service marks) and copyright, patent and trademark applications, all continuations thereof in whole or in part, and contract rights (including but not limited to all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by the Company, and any goodwill relating thereto);

          (f)    all other personal property owned by the Company or in which the Company has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible;

          (g)   all moneys, cash, chattel paper (including all "Chattel Paper" as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all "Letter-of-Credit Rights" as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all "Supporting Obligations" as defined in Section 9-102(a)(77) of the Code), instruments (including all "Instruments" as defined in Section 9-102(a)(47) of the Code), documents (including all "Documents" as defined in Section 9-102(a)(30) of the Code) and deposit accounts (including all "Deposit Accounts" as defined in Section 9-102(a)(29) of the Code), deposits and credits from time to time whether or not in the possession of or under the control of the Secured Party;

          (h)   all commercial tort claims (as defined in Section 9-102(a)(13) of the Code);

          (i)    all books and records relating to any of the foregoing assets or property; and

          (j)    any consideration received or receivable when all or any part of the property referred to in clauses (a) through (i) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received or receivable as a consequence of possession thereof, including but not limited to, all products, proceeds (including all "Proceeds" as defined in Section 9-102(a)(64) of the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds, condemnation awards or proceeds of other proceeds now or hereafter owned by the Company or in which the Company has an interest.

        The property set forth in clauses (a) through (j) of the preceding sentence is referred to herein as the "Collateral."

        1.2    Perfection of Security Interests.

          (a)   The Company hereby authorizes the Secured Party to file a financing statement or financing statements and other filing or recording documents or instruments (collectively, the "Financing Statements") describing the Collateral (which may be described as "all assets" or similar general description) in any and all jurisdictions and filing offices where the Secured Party deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtor's location for purposes of the Code. For purposes of this Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to Secured Party under this Agreement and the Purchase Agreement.

          (b)   The Company will reasonably cooperate with Secured Party in obtaining control (including "Control" as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of deposit accounts, investment property and electronic chattel paper, and will execute and deliver any and all control agreements reasonably required by the Secured Party in order to effect and obtain such control. In addition, the Company will (i) notify the Secured Party regarding the acquisition of any and all Collateral which is subject to or evidenced by a certificate of title (including, without limitation, vehicles) and with respect to such Collateral, upon the request of the Secured Party, cause the certificate of title for such Collateral to include official notation of the Secured Party's lien and security interest in such Collateral, and (ii) notify the Secured Party regarding the acquisition of any Collateral as to which perfection of the Secured Party's security interest cannot be effected by the filing of a financing statement but can be effected by possession of such Collateral and with respect to such Collateral, upon the request of the Secured Party, promptly deliver possession of such Collateral to the Secured Party.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

        2.1    Representations and Warranties.    The Company represents and warrants that:

          (a)   The Company has and shall have good and indefeasible title to all the Collateral owned by it, wherever and whenever acquired, free and clear of any lien or encumbrance except (i) to the extent disclosed in the Purchase Agreement, (ii) liens for taxes, assessments and other governmental charges or levies (excluding liens imposed pursuant to any of the provisions of ERISA or Environmental Law) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings with adequate reserves on the books of the Company, (iii) claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, (iv) liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation, (v) liens securing purchase money indebtedness or capitalized leases for the acquisition of capital assets to the extent permitted without violation of the Purchase Agreement, provided that such liens shall be created substantially simultaneously with the acquisition or lease of the subject assets, do not at any time encumber any property or assets other than the assets acquired in such purchase money financing or capitalized lease, and do not secure any amount exceeding the original purchase price or lease payment amount of the acquired assets at the time that such assets were acquired by the Company, and (vi) the liens and security interests of the Secured Party pursuant to this Security Agreement (collectively, "Permitted Liens"). Except as disclosed in or permitted without violation of the Purchase Agreement, the Company has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except for Permitted Liens. No consent of any other person is required on the part of the Company for the Company's execution, delivery and performance of this Security Agreement and the granting of the liens hereunder.

          (b)   Schedule A hereto lists, as to the Company, (i) the Company's principal executive office and other place(s) of business, (ii) the address where the books and records relating to the Collateral are maintained, (iii) any other location of any Equipment or tangible Collateral, (iv) the location of leased facilities and name of each lessor/sublessor, (v) the location, account title and account numbers of all bank accounts maintained by or on behalf of the Company, (vi) all Owned Intellectual Property of the Company (setting forth, with respect to all owned patents, trademarks and copyrights or applications therefor, the name, registered owner, filing date, registration number or serial number, as applicable), and (vii) all other names by which the Company has been known or under which the Company or any predecessor has done business within the past five (5) years, and all entities or businesses acquired by the Company (whether through stock purchase, merger, consolidation, share exchange, acquisition of assets or otherwise) within the past five (5) years.

          (c)   Except as disclosed or permitted without violation of the Purchase Agreement, the Company has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as the Company shall have set aside on its books adequate reserves with respect thereto.

          (d)   As a result of the execution and delivery of this Security Agreement and the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby to the extent a lien may be perfected by filing a financing statement, the Secured Party shall have a valid and perfected lien on, and a continuing security interest in, the Collateral and such lien shall be superior and prior to all other liens other than the Permitted Liens.

          (e)   All Accounts represent bona fide transactions completed in accordance with the terms and provisions contained in the contracts, agreements, invoices and other documents governing or evidencing the same. As of the date hereof, there are no setoffs, counterclaims or disputes existing or asserted with respect to Accounts, subject only to nonmaterial set off, return and similar rights arising in the ordinary course of business. The Company has not made any agreement with any account debtor for any deduction therefrom except non-material set-offs and claims arising in the ordinary course of business. To the Company's knowledge, at the date hereof, all account debtors have the capacity to contract and are solvent, and each Account constitutes the legally valid and binding obligation of the subject account debtor, except as and to the extent set forth on Schedule B attached hereto. To the Company's knowledge, the goods giving rise to Accounts are not subject to any lien, claim or encumbrance except (i) set-off and claims arising in the ordinary course of business, (ii) liens, claims and encumbrances in favor of the Secured Party, and (iii) as disclosed or permitted without violation of the Purchase Agreement.

          (f)    All Inventory is of good and merchantable quality, free from any material defects. To the Company's knowledge, none of such Inventory is subject to any licensing, patent, trademark, trade name or copyright with any person that restricts the Company's ability to manufacture and/or sell Inventory. Except as disclosed in Schedule 4.15(c) of the Purchase Agreement, the completion of the manufacturing process of such Inventory by a person other than the Company is permitted under each contract to which the Company is a party or to which the subject Inventory is subject. All Inventory manufactured by the Company has been and will be manufactured in compliance in all material respects with the Fair Labor Standards Act and other applicable law.

          (g)   None of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity.

          (h)   The Company is a Delaware corporation whose legal name is Fischer Imaging Corporation, whose federal tax identification number is 36-2756787, and whose Delaware organizational identification number is 2266894.

        2.2    Survival.    All representations, warranties and agreements of the Company contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement and shall, except for any covenants which expressly continue thereafter, continue until the termination of this Security Agreement pursuant to Section 5.5 hereof.

ARTICLE 3
COVENANTS

        3.1    Covenants.    The Company hereby covenants and agrees with the Secured Party that so long as this Security Agreement shall remain in effect, any Obligations shall remain unpaid or unperformed, or the Post-Closing Commitment shall not have expired or been terminated, (a) the Company shall promptly give written notice to the Secured Party of any adverse claim or levy or attachment, execution or other process against a material portion of the Collateral; (b) at the Company's own cost and expense, the Company shall take any and all lawful actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all persons other than the Secured Party and persons holding Permitted Liens, and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any lien or encumbrance of any nature other than Permitted Liens; (c) the Company shall keep all tangible Collateral insured with financially sound and reputable insurers, against loss by fire, explosion, theft, fraud and such other casualties, with coverages in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size, scope and location engaged in similar activities, and shall maintain liability insurance with financially sound and reputable companies, with coverages in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size, scope and location engaged in similar activities (all such policies to name the Secured Party as loss payee and/or additional insured (as appropriate), and with certificates thereof to be delivered to the Secured Party at any time and from time to time upon reasonable request, indicating that such coverages will not be cancelled or modified without thirty (30) days prior written notice to the Secured Party); (d) the Company shall keep all Equipment and other tangible Collateral in good order and repair (normal wear and tear excepted) and promptly notify the Secured Party of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the estimated extent of such loss, damage or depreciation; (e) at the Secured Party's request, the Company shall mark any Collateral that is chattel paper with a legend showing the Secured Party's lien and security interest therein or shall deliver same to the Secured Party; (f) the Company shall promptly give written notice to the Secured Party of any change in or addition to the intellectual property rights material to its business or any change in any of the information set forth on Schedule A hereto, and update such Schedule A accordingly if so requested by the Secured Party; (g) the Company shall promptly notify the Secured Party in writing of the particulars of any and all commercial tort claims held or acquired by the Company at any time and from time to time; and (h) the Company shall not (i) amend or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business substantially consistent with customary practice, (ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral other than in the ordinary course of business, with respect to the routine sale or other disposition of obsolete or worn out Equipment, (iii) make any compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any lien, Guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business, (iv) except upon thirty (30) days prior written notice to the Secured Party, change its name, or the location of any Collateral or the establishment or closing of any bank account, or (v) change the location of its principal executive office or jurisdiction of incorporation.

        3.2    Further Deliveries.    The Company hereby covenants and agrees with the Secured Party that so long as this Security Agreement shall remain in effect, any Obligations shall remain unpaid or unperformed, or the Post-Closing Commitment shall not have expired or been terminated, (a) the Company shall, at any time and from time to time upon request of the Secured Party, execute and deliver any and all specific collateral assignments which the Secured Party may reasonably request with respect to Owned Intellectual Property, and the Secured Party hereby consents to the filing thereof with the United States Patent and Trademark Office, the United States Copyright Office, and/or any other governmental agency or office (domestic or foreign) in which such filing may be appropriate, (b) the Company shall use all reasonable efforts to cause each depositary bank holding a deposit account of the Company, and each securities intermediary holding any investment property owned by the Company, to execute and deliver a control agreement sufficient to provide the Secured Party with control of such deposit account or investment property, and otherwise in form and substance reasonably satisfactory to the Secured Party, and the Company shall itself execute and deliver any and all such control agreements (and in the event that any such depositary bank or securities intermediary refuses to execute and deliver such control agreement, the Secured Party may require the applicable deposit account or investment property to be transferred to another institution which will execute and deliver such control agreements), (c) the Company shall, with respect to all letter of credit rights and electronic chattel paper owned or held by the Company, take such actions and deliver such agreements as are reasonably requested by the Secured Party to provide the Secured Party with control thereof, (d) with respect to any Collateral which is the subject of or evidenced by a certificate of title, the Company shall notify the Secured Party of the existence of such collateral and upon the Secured Party's request, cause the Secured Party's security interest to be officially noted on such certificate of title, (e) upon request by the Secured Party, the Company shall obtain for the benefit of the Secured Party a landlord waiver or landlord subordination agreement pursuant to which, among other things, the landlord of each premises at which any material amount of Collateral is located agrees to treat all such Collateral as personal property (and not as fixtures) and agrees to waive or subordinate in favor of the Secured Party any and all liens and security interests (whether pursuant to a lease agreement, by statute, or otherwise) which such landlord may have for unpaid rent or otherwise, or obtain such landlord's written consent to a collateral assignment of the subject lease in favor of the Secured Party, (f) in the event that any of the Collateral is at any time or from time to time held by any bailee, warehouseman, consignee or other person, the Company shall notify such person in writing of the Secured Party's security interest in such Collateral, and shall use commercially reasonable efforts to obtain such person's written agreement to hold such Collateral for the Secured Party's account and subject to the Secured Party's instructions and to deliver to the Secured Party all warehouse receipts, bills of lading or other similar documents (duly endorsed in favor of the Secured Party) relating to such Collateral, and (g) the Company shall notify the Secured Party not less than thirty (30) days prior to acquiring any fee interest in any real property, and shall execute and deliver to the Secured Party a mortgage or deed of trust on such real property to secure the Obligations, which shall be senior and in priority to any other mortgage or deed of trust other than Permitted Liens.

        3.3    Intellectual Property.

          (a)   Except as could not reasonably be expected to have a Material Adverse Effect, the Company (either itself or through licensees) (i) will continue to use each registered trademark (owned by the Company) and trademark for which an application (owned by the Company) is pending, to the extent reasonably necessary to maintain such trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such trademark at a level not less than the quality of such products and services as of the date hereof, (iii) will not (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such trademark would reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or and knowingly omit to do any act, whereby any issued patent owned by the Company would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not knowingly (and will not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered copyright owned by the Company or copyright for which an application is pending (owned by the Company) would reasonably be expected to become invalidated or otherwise impaired, and (vi) will not (either itself or through licensees) do any act whereby any material portion of the Company's owned copyrights may fall into the public domain. The foregoing does not obligate the Company to institute or pursue any reconsideration, lawsuit or appellate proceeding, or to exhaust all available legal or administrative recourses.

          (b)   The Company will give prompt written notice to the Secured Party if the Company knows, or has reason to know, that any application or registration relating to any material Owned Intellectual Property has become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, any adverse determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Company's ownership of, or the validity of, any material Owned Intellectual Property or the Company's right to register the same or to own and maintain the same.

          (c)   Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Owned Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Secured Party in writing within five (5) business days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Secured Party, the Company shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may reasonably request to evidence the Secured Party's security interest in any material copyright, patent or trademark owned by the Company and the goodwill and general intangibles of the Company relating thereto or represented thereby.

          (d)   Except as could not reasonably be expected to have a Material Adverse Effect, the Company will take all reasonable and necessary steps, at the Company's sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Owned Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability. The foregoing does not obligate the Company to institute or pursue any reconsideration, lawsuit or appellate proceeding, or to fully exhaust all available legal or administrative recourses.

          (e)   In the event that any material Owned Intellectual Property owned by the Company is infringed, misappropriated or diluted by a third party, the Company shall (i) at its sole cost and expense, take such actions as the Secured Party shall reasonably request and which in any event, the Company shall reasonably deem appropriate under the circumstances to protect such Owned Intellectual Property, and (ii) if such Owned Intellectual Property is of material economic value, promptly notify the Secured Party after the Company learns of such infringement, misappropriation or dilution.

ARTICLE 4
REMEDIAL MATTERS

        4.1    Event of Default.    An "Event of Default "shall exist hereunder (a) if an Event of Default shall occur under any of the Notes, or (b) if the Company shall breach in any material respect any agreement contained herein or otherwise default in any material respect in the observance or performance of any of the covenants, terms, conditions or agreements on the part of the Company contained in this Security Agreement and such non-observance or nonperformance continues for a period of thirty (30) days after the occurrence thereof.

        4.2    Collections.    Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, in its sole discretion, in its name or in the name of the Company, or otherwise: (a) communicate with the account debtors of any and all Accounts, and require the Company to notify such account debtors and any and all parties to any contracts included in the Collateral, notifying such account debtors and parties to contracts that the subject Accounts and contracts have been assigned to the Secured Party; (b) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so; and/or (c) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Company, other than to discharge the Company in so doing with respect to liabilities of the Company to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by the Company shall be held in trust for the Secured Party and shall be promptly (and in any event within five (5) business days after receipt by the Company) turned over to the Secured Party as its interest shall appear. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may make such payments and take such actions as the Secured Party deems necessary to protect its security interest in the Collateral or the value thereof, and the Secured Party is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Secured Party appear to be equal to, prior to or superior to its security interest in the Collateral and any liens not expressly permitted by this Security Agreement.

        4.3    Possession; Sale of Collateral.

          (a)   Upon the occurrence and during the continuance of an Event of Default, the Secured Party may: (i) require the Company to assemble the tangible assets that comprise part of the Collateral and make them available to the Secured Party at any place or places reasonably designated by the Secured Party; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker's board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except ten (10) days' written notice to the Company of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which the Company hereby expressly acknowledges is commercially reasonable. The Secured Party shall have no obligation to clean-up or otherwise prepare any Collateral for sale. The Collateral may be sold or disposed of for cash, upon credit or for future delivery as the Secured Party shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Company. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof. The Secured Party shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, the Company will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the Obligations in accordance with Section 4.4. In the event the purchasers fail to pay for the Collateral, the Secured Party may resell the Collateral. At any public sale made pursuant to this Section 4.3, the Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations (all such rights being also hereby waived and released by the Company to the fullest extent permitted by law), and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Company as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any action hereunder, the Secured Party shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Secured Party shall be entitled, in its discretion, to apply, upon written notice to the Company, any cash or cash items constituting Collateral in its possession to payment of the Obligations and to set off the Obligations against any and all liabilities or obligations owed by the Secured Party to the Company.

          (b)   If an Event of Default shall occur and be continuing, the Secured Party shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to the Code.

          (c)   If an Event of Default shall occur and be continuing, the Secured Party shall be entitled (but shall not be required) to (i) operate any or all of the Collateral, (ii) perform any and all obligations of the Company under any contract included within the Collateral and exercise all rights of the Company thereunder, (ii) do all other acts which the Secured Party may deem reasonably necessary or appropriate to protect its security interest hereunder, and (iv) sell, assign, subcontract or otherwise transfer any such contract (subject, however, to the prior approval of each other party to such contract to the extent required thereunder). The Company agrees that notwithstanding anything to the contrary contained in this Security Agreement, the Company shall remain liable under each contract or other agreement giving rise to Accounts and general intangibles and all other contracts or agreements constituting part of the Collateral and the Secured Party shall not have any obligation or liability in respect thereof.

          (d)   After the occurrence and during the continuance of an Event of Default, upon the Secured Party's request, the Company shall deliver to the Secured Party all original and other documents, evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. The Company shall also furnish to the Secured Party, reasonably promptly upon the request of the Secured Party, such reports, reconciliations and aging balances regarding Accounts as the Secured Party may reasonably request from time to time.

          (e)   After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right (i) to receive any and all cash dividends, payments or distributions paid or payable in respect of any investment property included in the Collateral, (ii) to cause such investment property to be registered in the name of the Secured Party or its nominee, and (iii) to exercise all voting and other rights pertaining to such investment property and any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such investment property as if the Secured Party were the absolute owner thereof. The Company hereby authorizes each issuer of investment property included in the Collateral to rely, without investigation, on any notice given by the Secured Party which states the existence of an Event of Default and requires compliance with instructions of the Secured Party with respect to such investment property, without requirement of any other or further instructions from the Company; and the Company agrees that each such issuer shall be fully protected in so complying with any such notice and instruction.

        4.4    Application of Proceeds.    Unless the Secured Party otherwise directs, the proceeds of any sale of Collateral pursuant to this Security Agreement or otherwise shall be applied after receipt by the Secured Party as follows:

          (a)   First, to the payment of all costs, fees and expenses of the Secured Party and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with any of the Notes, this Security Agreement or any of the Obligations, including, but not limited to, the reasonable fees and expenses of the Secured Party's agents and attorneys and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Secured Party in so doing;

          (b)   Second, to the payment of the outstanding principal balance, accrued interest, fees and other amounts payable on the Obligations in such order as the Secured Party may determine; and

          (d)   Third, to the Company or to such other Person as a court may direct.

        4.5    Authority of Secured Party.    The Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. The Secured Party may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

        4.6    Certain Waivers; Company Not Discharged.    The Company expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand for payment and protest of nonpayment in respect of its Obligations under this Security Agreement. The obligations and duties of the Company hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Company or any grantee or any Collateral under the provisions of this Security Agreement or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) the release of any security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Secured Party for payment or performance of the Obligations, (d) the bankruptcy, insolvency or reorganization of the Company or any grantee or any other Persons, or (e) any change, restructuring or termination of the corporate structure or existence of the Company or any grantee or any restructuring, refinancing, subordination or other change or variation in the terms of all or any portion of the Obligations.

        4.7    Transfer of Security Interest.    Subject to those restrictions imposed under the Purchase Agreement and the Notes with respect to any transfer or assignment of the Notes, the Secured Party may transfer to any other Person all or any part of the liens and security interests granted hereby, and all or any part of the Collateral which may be in the Secured Party's possession. Upon such transfer, the transferee shall be vested with all the rights and powers of the Secured Party hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Secured Party shall retain all of its rights and powers (whether given to it in this Security Agreement, or otherwise).

ARTICLE 5
MISCELLANEOUS

        5.1    Further Assurances.    The Company agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request for the better preservation and perfection of the security interests and the rights and remedies created hereby, including but not limited to the execution and delivery of such schedules of Collateral and additional assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting and maintenance of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Secured Party may deem reasonably necessary or desirable for the perfection of the security interests granted hereunder. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party. If any Collateral requires possession thereof to perfect the Secured Party's security interest hereunder, such Collateral shall be promptly delivered to the Secured Party or its agent. If at any time the Company shall take and perfect a security interest in any property to secure payment and performance of an Account, the Company, upon the request of the Secured Party, shall promptly assign such security interest to the Secured Party. The Company agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Secured Party, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any governmental authority for any action or transaction contemplated by this Security Agreement that is then required by law, and specifically, without limitation, upon request of the Secured Party, to prepare, sign and file with any governmental authority the Company's portion of any application or applications for consent to the assignment of licenses held by the Company, or for consent to the possession and sale of any of the Collateral by or on behalf of the Secured Party. The Company shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Secured Party or its representatives shall have the right at any reasonable time and from time to time to call at the Company's place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

        5.2    Effectiveness.    This Security Agreement shall take effect immediately upon execution and delivery by the Company.

        5.3    Indemnity; Reimbursement of Secured Party; Deficiency.    In connection with the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder or under any other security documents, the Company shall, subject to the limitations set forth hereafter, (a) indemnify, defend and hold harmless the Secured Party from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to liabilities for taxes and penalties) of whatever nature, incurred by or assessed against the Secured Party in connection with such administration, enforcement or exercise (including in connection with any workout, restructuring, bankruptcy or any similar proceeding), and (b) pay or reimburse the Secured Party for all reasonable costs and expenses, including but not limited to the reasonable fees and disbursements of attorneys, incurred by or assessed against the Secured Party in connection with such administration, enforcement or exercise (including in connection with any workout, restructuring, bankruptcy or any similar proceeding), but not including any costs or expenses related to the negotiation, drafting or execution of this Security Agreement or related documents (except to the extent provided in Article 8 of the Purchase Agreement). The foregoing indemnity agreement includes all reasonable costs incurred by the Secured Party in connection with any litigation relating to the Collateral whether or not the Secured Party shall be a party to such litigation, including but not limited to the reasonable fees and disbursements of attorneys for the Secured Party, and any out-of-pocket costs incurred by the Secured Party in appearing as a witness or in otherwise complying with legal process served upon it. The obligations of the Company in this Section 5.3 shall not apply to any claims or losses which are found by a court of competent jurisdiction to have been proximately and primarily caused by the gross negligence or willful misconduct of the Secured Party. All indemnities contained in this Section 5.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Secured Party pursuant to Section 4.4 hereof, the Company shall remain liable to the Secured Party for any deficiency. The provisions of this Section 5.3 shall survive any termination of this Security Agreement and release of liens hereunder.

        5.4    Continuing Lien.    It is the intent of the parties hereto that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Company and the Secured Party under or in connection with the Notes, the Purchase Agreement and the other Transaction Documents, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.

        5.5    Release.    Upon payment in full of the Obligations and expiration or termination of the Post-Closing Commitment, the Secured Party shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Secured Party, and at the sole expense of the Company, to the Company, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and not theretofore reassigned, redelivered and released to the Company, together with appropriate instruments of reassignment and release.

        5.6    Notice.    Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with all charges prepaid or billed to the account of the sender and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Fischer Imaging Corporation 12300 N. Grant Street Denver, Colorado 80241 ATTENTION: Harris Ravine
Telephone: (303) 452-6800 Facsimile: (303) 252-4256
with a copy to:	Ronald R. Levine, II Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202-1500
Telephone: (303) 892-9400 Facsimile: (303) 893-1379
Secured Party:	ComVest Investment Partners II LLC One North Clematis, Suite 300 West Palm Beach, Florida 33401 ATTENTION: Carl Kleidman
Telephone: (561) 868-6070 E-mail: carlk@comvest.com
with a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 ATTENTION: Alan Annex and Kenneth A. Gerasimovich
Telephone: (212) 801-9200 Facsimile: (212) 801-6400

        5.7    Successors and Assigns.    This Security Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Security Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither the Company nor the Secured Party shall assign this Security Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Secured Party may assign its rights hereunder, subject to Section 4.7 above.

        5.8    Governing Law; Jurisdiction; Waiver of Jury Trial.    The provisions of this Security Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions. The Company hereby irrevocably consents to the jurisdiction of all courts (state and federal) sitting in the State of New York in connection with any claim, action or proceeding relating to or for enforcement of this Security Agreement, and hereby waives any defense of inconvenient forum or other such claim or defense in respect of the lodging of any such claim, action or proceeding in any such court. THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT.

        5.9    Waivers.    No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies which it would otherwise have. No course of conduct or course of dealing, or any delay, indulgence or other act or omission of the Secured Party, shall affect or impair, or constitute a waiver of, any of the Secured Party's rights or remedies hereunder, except to the extent set forth in a written agreement as provided in Section 5.10. No waiver of any provision of this Security Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be evidenced as provided in Section 5.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        5.10    Amendments.    Neither this Security Agreement nor any provision hereof may be amended or modified, and no required performance hereunder may be waived, except pursuant to an agreement or agreements in writing signed by the party to be charged therewith.

        5.11    Severability.    In the event any one or more of the provisions contained in this Security Agreement shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be limited in scope or effect to the extent necessary so as to permit such provision to be enforceable to the fullest extent permitted by applicable law, and the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

        5.12    Counterparts.    This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Secured Party.

        5.13    Headings.    Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

        5.15    Interpretation.    In the event of any express conflict between this Security Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control; provided, that the imposition of any greater or more specific standard of performance or obligation in this Security Agreement shall not constitute a conflict with the Purchase Agreement.

[signatures on following pages]

        IN WITNESS WHEREOF, this Security Agreement has been duly executed by each of the undersigned as of the date first set forth above.

COMPANY:
FISCHER IMAGING CORPORATION

By:	Name: Harris Ravine Title: President and Chief Executive Officer

COMVEST INVESTMENT PARTNERS II LLC

By:	Name: Title:

SCHEDULE A
Location of Asset and Records

SCHEDULE B

QuickLinks

  Exhibit 10.26
SECURITY AGREEMENT
RECITALS
ARTICLE 1 SECURITY INTEREST
ARTICLE 2 REPRESENTATIONS AND WARRANTIES
ARTICLE 3 COVENANTS
ARTICLE 4 REMEDIAL MATTERS
ARTICLE 5 MISCELLANEOUS
SCHEDULE A Location of Asset and Records
SCHEDULE B